EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2021-B24 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the MGM Grand & Mandalay Bay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MGM Grand & Mandalay Bay Mortgage Loan, Citibank, N.A., as Custodian for the MGM Grand & Mandalay Bay Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the MGM Grand & Mandalay Bay Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 711 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Willoughby Commons Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Willoughby Commons Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Willoughby Commons Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Willoughby Commons Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Willoughby Commons Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Willoughby Commons Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Phillips Point Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Phillips Point Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Phillips Point Mortgage Loan, Citibank, N.A., as Custodian for the Phillips Point Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Phillips Point Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Phillips Point Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Pittock Block Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Pittock Block Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Pittock Block Mortgage Loan, Citibank, N.A., as Custodian for the Pittock Block Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Pittock Block Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Pittock Block Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the JW Marriott Nashville Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the JW Marriott Nashville Mortgage Loan, Wilmington Trust, National Association, as Trustee for the JW Marriott Nashville Mortgage Loan, Citibank, N.A., as Custodian for the JW Marriott Nashville Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the JW Marriott Nashville Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the JW Marriott Nashville Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Village at Meridian Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for The Village at Meridian Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Village at Meridian Mortgage Loan, Citibank, N.A., as Custodian for The Village at Meridian Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Village at Meridian Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for The Village at Meridian Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Millennium Corporate Park Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Millennium Corporate Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Millennium Corporate Park Mortgage Loan, Citibank, N.A., as Custodian for the Millennium Corporate Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Millennium Corporate Park Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Millennium Corporate Park Mortgage Loan, KeyBank National Association, as Primary Servicer for the 410 Tenth Avenue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 410 Tenth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 410 Tenth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 410 Tenth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 410 Tenth Avenue Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 410 Tenth Avenue Mortgage Loan.

Dated: March 14, 2023

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)